AboveNet, Inc.
Third Quarter 2011
Earnings Conference Call
November 3, 2011
Bill LaPerch, President & CEO
Joe Ciavarella, SVP & CFO

Safe Harbor Statement
Statements made in this presentation that are not historical in nature constitute forward -looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. We cannot assure you that the future results expressed or implied by the forward -looking statements will be achieved . Such statements are based on the current expectations and beliefs of the management of AboveNet, Inc. and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by such forward -looking statements . These risks and uncertainties include, but are not limited to, industry competition, pricing and macro-economic conditions and the Company's financial and operating prospects . The Company's business could be materially adversely affected and the trading price of the Company's common stock could decline if these risks and uncertainties develop into actual events. The Company cautions you not to place undue reliance on these forward -looking statements, which speak only as of their respective dates. The Company undertakes no obligation to publicly update or revise forward -looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. A more detailed discussion of factors that may affect the Company's business and future financial results is included in the Company’s SEC filings, including, but not limited to, those described in “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and in the Company's subsequently filed Quarterly Reports on Form 10-Q. We discuss certain non-GAAP financial measures in this presentation and provide the GAAP financial measures that correspond to such non-GAAP measures, as well as the reconciliation between the two.

Solid Q3 Results

  Another solid quarter

  Normal summer seasonality, solid September execution   Bandwidth demand remains strong   Increased diversification beyond and within financial vertical   Continue to enable cloud computing   3Q 2011 Net Revenue Attrition of 1.0%

WAN Services Overview

  Keys Features

  Leverages metro network connectivity   Scalable platform   Takes advantage of ethernet migration to the WAN

  Products

  Long Haul   IP   VPN

Cash Flow from Operating Activities and Capex

Capital Expenditure Components September 30, 2011 YTD

Financial Review

Q3 2011 Revenue –

Year-over-Year Comparison
$ M	Three Months		Three Months
	Ended Sept 30,		Ended Sept 30,
	2010	% Total	2011	% Total	%
Metro Services	$29.2	28%	$32.7	28%	12%
WAN Services	20.6	20%	26.9	23%	31%
Fiber Infr. Svcs.	43.2	42%	45.8	39%	6%
U.K. and others	9.4	9%	11.4	9%	21%
Other	1.3	1%	1.4	1%	NM
Total	$103.7	100%	$118.2	100%	14%

•	WAN Services revenue increased by 31%

Q3 2011 Revenue –Sequential Quarter Comparison

Three Months Three Months

$M

 Ended June 30, Ended Sept 30,

2011 % Total 2011 % Total %   Metro Services $ 32.1 27% $ 32.7 28% 2% WAN Services 24.7 21% 26.9 23% 9% Fiber Infr. Svcs. 45.3 38% 45.8 39% 1% U.K. and others 11.1 10% 11.4 9% 3% Other 5.1 4% 1.4 1% NM Total $ 118.3 100% $ 118.2 100% (0%)

  Domestic lit services (Metro and WAN) continue to provide strong growth   Revenue from U.K. operations increased 4% in local currency   Contract Termination Revenue was $1.0M in Q2 2011 vs. $0.8M in Q3 2011, including $0.1M in both Q2 2011 & Q3 2011 in U.K. and others   Revenue from Equipment Sales was $4.2M in Q2 2011 vs. $0.7M in Q3 2011

AboveNet

Q3 2011 Highlights

$M, except EPS

	Three Months Ended			Three Months Ended		
	Sept 30, 2010	Sept 30, 2011	% Δ	June 30, 2011	Sept 30, 2011	% Δ
Revenue	$ 103.7	$ 118.2	14%	$ 118.3	$ 118.2	(0%)
Costs of Revenue	35.7	37.8	6%	40.7	37.8	(7%)
SG&A	23.1	30.1	30%	30.4	30.1	(1%)
Adj. EBITDA	$ 47.2	$ 56.4	19%	$ 54.0	$ 56.4	4%
Adj. EBITDA Margin	*45.5%*	*47.7%*		*45.6%*	*47.7%*	
Net Income	$ 17.2	$ 18.0	5%	$ 16.1	$ 18.0	12%
Diluted EPS	$ 0.66	$ 0.67	2%	$ 0.60	$ 0.67	12%
Capital Expenditures	$ 30.5	$ 40.2	32%	$ 37.3	$ 40.2	8%

- Costs of Revenue increased over Q3 2010 primarily due to increases in third party network costs, payroll-related expenses and co-location expenses
- Costs of Revenue decreased sequentially primarily due to a decrease in amounts re-billed to customers for equipment sales and the release of accruals in the U.K.
- SG&A increased over Q3 2010 primarily because of an increase in non-cash stock-based compensation expense, sales commissions, third party commissions, occupancy costs and property taxes
- SG&A decreased sequentially primarily due to a decrease in non-cash stock-based compensation partially offset by increases in third party commissions, sales commissions, computer maintenance costs, occupancy costs and payroll-related expenses
- The income tax provisions in all quarters are substantially non-cash

High Bandwidth Connectivity Solutions

10

December 31, Sept 30,

$M (at period ended) 2009 2010 2011

Cash/cash equivalents $165.3 $61.6 $101.9

Debt * $58.6 $51.1 $56.2
* Includes capital lease obligation and applicable senior secured credit facility
Financial Strength

Balance Sheet

Cash Flow

December 31, Sept 30, $M (YTD period ended) 2009 2010 2011 Cash Flow from Operating Activities $157.2 $162.8 $149.6 Capital Expenditures * $118.7 $135.7 $108.6 Cash Flow from Financing Activities $38.9 ($131.0) ($1.0)

* Per Consolidated Statements of Cash Flows

2011 Guidance

 Strong financial results continue YTD

 Revenue guidance narrowed and raised to $468M-$472M from the high end of $460M-$470M.

 Full year 2011 Adjusted EBITDA Margin expected to be slightly lower than the YTD Adjusted EBITDA Margin of 46.1%.

 Prior guidance called for Adjusted EBITDA Margin approximately in-line with 2010.

 Capital expenditures guidance remains at $140M-$150M

Appendix

Net Revenue Attrition: the reduction in monthly recurring revenue (MRR) for customers with net decreases in MRR in the quarter (as a result of terminations, price declines and other decreases, which are offset by any increases) divided by total revenue for the quarter (excluding contract termination revenue) .

Net Revenue Attrition

Reconciliation of Non-GAAP

Financial Measures
  Adjusted EBITDA is defined as net income before provision for (benefit from) income taxes, other income/expense, interest income/expense, gain on reversal of foreign currency translation adjustments from liquidation of subsidiaries, income/loss from discontinued operations, gain/loss on asset dispositions, depreciation and amortization, and non-cash stock-based compensation   Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue   Revenue, Net of Contract Termination Revenue is defined as Revenue minus Contract Termination Revenue   Revenue, Net of Contract Termination Revenue and Equipment Sales is defined as Revenue minus Contract Termination Revenue and Equipment Sales   Revenue in Local Currency is defined as Revenue from U.K. and others in the respective functional currency . This amount is multiplied by the period average exchange rate between such local functional currency and our functional currency, the U.S. dollar, to derive Revenue: U.K. and others ($)

AboveNet

Reconciliation of Non-GAAP Financial Measures (Cont'd)

$M

	Years ended December 31,						
	2004	2005	2006	2007	2008	2009	2010
Calculation of Adjusted EBITDA							
NET (LOSS) INCOME	$ (37.8)	$ (8.4)	$ 46.4	$ 13.8	$ 42.3	$ 281.6	$ 69.4
Gain on reversal of foreign currency translation adjustments from liquidation of subsidiaries	-	-	-	(10.3)	-	-	-
Interest income	(1.1)	(1.3)	(2.4)	(3.3)	(1.8)	(0.3)	(0.1)
Interest expense	11.1	5.9	5.8	2.3	3.9	4.8	5.2
Other (income) expense, net	(9.2)	(10.9)	(2.1)	(3.8)	2.4	(3.6)	(2.0)
Loss (gain) on sales of data centers	-	1.3	(48.2)	-	-	-	-
Provision for (benefit from) income taxes	0.5	0.4	-	4.5	8.3	(187.6)	34.5
Loss (income) from discontinued operations	1.1	0.8	(3.0)	-	-	-	-
OPERATING (LOSS) INCOME	(35.4)	(12.2)	(3.5)	3.2	55.1	94.9	107.0
Depreciation and amortization	40.8	43.1	47.2	47.5	48.3	52.0	63.3
Non-cash stock-based compensation	4.9	4.0	3.9	8.2	12.5	9.7	12.5
Adjusted EBITDA	$ 10.3	$ 34.9	$ 47.6	$ 58.9	$ 115.9	$ 156.6	$ 182.8

Calculation of Adjusted EBITDA Margin	2004	2005	2006	2007	2008	2009	2010
Adjusted EBITDA	$ 10.3	$ 34.9	$ 47.6	$ 58.9	$ 115.9	$ 156.6	$ 182.8
Revenue	$ 189.3	$ 219.7	$ 236.7	$ 253.6	$ 319.9	$ 360.1	$ 409.7
Adjusted EBITDA Margin	5.4%	15.9%	20.1%	23.2%	36.2%	43.5%	44.6%

Calculation of Revenue, Net of Contract Termination Revenue and Equipment Sales	2004	2005	2006	2007	2008	2009	2010
Revenue	$ 189.3	$ 219.7	$ 236.7	$ 253.6	$ 319.9	$ 360.1	$ 409.7
Contract Termination Revenue	2.9	12.1	8.3	8.5	15.4	3.9	2.7
Revenue, Net of Contract Termination Revenue	$ 186.4	$ 207.6	$ 228.4	$ 245.1	$ 304.5	$ 356.2	$ 407.0
Equipment Sales	1.8	2.5	3.3	2.2	4.6	3.4	3.4
Revenue, Net of Contract Termination Revenue and Equipment Sales	$ 184.6	$ 205.1	$ 225.1	$ 242.9	$ 299.9	$ 352.8	$ 403.6

High Bandwidth Connectivity Solutions

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Reconciliation of Non-GAAP Financial Measures (Cont'd)

$M	Three Months Ended 09/30/09	12/31/09	03/31/10	06/30/10	09/30/10	12/31/10	03/31/11	06/30/11	09/30/11
Calculation of Adjusted EBITDA									
NET INCOME	$ 22.7	$ 206.9	$ 13.6	$ 16.3	$ 17.2	$ 22.3	$ 14.5	$ 16.1	$ 18.0
Interest income	0.0	0.0	0.0	0.0	(0.1)	0.0	0.0	0.0	(0.1)
Interest expense	1.3	1.2	1.2	1.2	1.3	1.5	1.2	1.1	1.2
Other expense (income), net	0.5	(1.7)	0.6	(0.2)	(1.0)	(1.4)	0.7	(0.3)	0.1
Provision for (benefit from) income taxes	0.2	(182.9)	9.6	11.1	11.7	2.1	9.7	11.1	12.2
OPERATING INCOME	24.7	23.5	25.0	28.4	29.1	24.5	26.1	28.0	31.4
Depreciation and amortization	13.5	14.3	15.5	15.2	15.8	16.8	18.3	19.2	18.9
Non-cash stock-based compensation	2.5	1.4	2.1	2.1	2.3	6.0	7.1	6.8	6.1
Adjusted EBITDA	$ 40.7	$ 39.2	$ 42.6	$ 45.7	$ 47.2	$ 47.3	$ 51.5	$ 54.0	$ 56.4
Calculation of Adjusted EBITDA Margin									
Adjusted EBITDA	$ 40.7	$ 39.2	$ 42.6	$ 45.7	$ 47.2	$ 47.3	$ 51.5	$ 54.0	$ 56.4
Revenue	$ 92.4	$ 94.3	$ 97.2	$ 100.7	$ 103.7	$ 108.1	$ 114.4	$ 118.3	$ 118.2
Adjusted EBITDA Margin	44.0%	41.6%	43.8%	45.4%	45.5%	43.8%	45.0%	45.6%	47.7%
Calculation of Revenue, Net of Contract Termination Revenue and Equipment Sales									
Revenue	$ 92.4	$ 94.3	$ 97.2	$ 100.7	$ 103.7	$ 108.1	$ 114.4	$ 118.3	$ 118.2
Contract Termination Revenue	0.3	0.9	1.0	0.6	0.7	0.4	2.1	1.0	0.8
Revenue, Net of Contract Termination Revenue	$ 92.1	$ 93.4	$ 96.2	$ 100.1	$ 103.0	$ 107.7	$ 112.3	$ 117.3	$ 117.4
Equipment Sales	0.9	1.0	0.4	1.9	0.6	0.5	2.4	4.2	0.7
Revenue, Net of Contract Termination Revenue and Equipment Sales	$ 91.2	$ 92.4	$ 95.8	$ 98.2	$ 102.4	$ 107.2	$ 109.9	$ 113.1	$ 116.7

High Bandwidth Connectivity Solutions

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Reconciliation of Non-GAAP

Financial Measures (Cont’d)
* The effective exchange rate is the rate applied to the three month results to reflect the year to date currency translation rate.

Note: The percentage changes are calculated based on the detailed amounts and may differ slightly from percentages calculated based on rounded amounts in the table above.

(Revenue in millions)

Three Months Ended Three Months Ended 09/30/10 09/30/11%   06/30/11 09/30/11 %   Revenue in Local Currency (£) 6.0 7.1 18% 6.8 7.1 4% Effective Exchange Rate * 1.55 1.61 4% 1.63 1.61 (1%) Revenue: U.K. and others ($) 9.4 11.4 21% 11.1 11.4 3%

Reconciliation of Non-GAAP

Financial Measures (Cont’d)

• AboveNet’s management believes that adjusted or modified EBITDA and its related margin are measures of operating performance that are commonly reported and widely used by analysts, investors, and other interested parties in the telecommunications industry because they eliminate many differences in financial, capitalization, and tax structures, as well as certain non-cash and non-operating charges to earnings . AboveNet’s management currently uses Adjusted EBITDA and Adjusted EBITDA Margin for these purposes . AboveNet’s management believes that Adjusted EBITDA and Adjusted EBITDA Margin trends can be used as indicators of whether the Company’s operations are able to produce sufficient operating cash flow to fund working capital needs, service debt obligations and fund capital expenditures .

•

• Adjusted EBITDA is also used by the Company for other purposes, including management’s assessment of ongoing operations and as a measure for performance -based compensation . However, the definition of adjusted EBITDA for other purposes may differ from the definition of Adjusted EBITDA used herein. For example, since 2009 the definition of adjusted EBITDA in the Company’s incentive cash bonus plan has excluded certain customer termination fees. Additionally, Adjusted EBITDA as used in this press release may not be calculated identically to similarly titled measures reported by other companies .

•

• The Company also reviews revenue, net of contract termination revenue and revenue, net of contract termination revenue and equipment sales as well as revenue in local currency . Revenue, net of contract termination revenue shows the change in the Company’s recurring revenue from period to period excluding the impact of non-recurring contract termination revenue . Revenue, net of contract termination revenue and equipment sales shows the change in the Company’s recurring revenue from period to period excluding the impact of non-recurring contract termination revenue and equipment sales. Revenue in local currency shows the changes of foreign subsidiary revenue without the impact of currency fluctuations . Management believes these non-GAAP metrics provide helpful insight into revenue trends.